SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2003

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

On September 16, 2003, the Registrant announced the declaration of a quarterly cash dividend of $0.24 per share, payable on October 22, 2003 to shareholders of record on September 30, 2003.

On September 17, 2003, the Registrant announced completion of its supplemental stock repurchase program and authorization of a new stock repurchase program of up to 300,000 shares.

The Registrant’s press releases are attached hereto as Exhibits 99.1 and 99.2 and incorporated by reference herein.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit 99.1	Press Release dated September 16, 2003 announcing declaration of quarterly cash dividend.

Exhibit 99.2	Press Release dated September 17, 2003 announcing stock repurchase program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IBERIABANK CORPORATION

DATE:	September 17, 2003	By:	/s/ DARYL G. BYRD
Daryl G. Byrd President and Chief Executive Officer